Exhibit 10.9

MEDICAL DIRECTOR AGREEMENT

Agreement (“Agreement”), made, and effective as of this, 9th day of October, 2009, by and between Cancer Genetics, Inc. (“CGI” or the “Company”), a Delaware corporation with its principal place of business located at 201 Route 17 North, Rutherford, New Jersey 07070, and Lan Wang, M.D. (“Dr. Wang”), whose address is 14 Beechwood Lane, Kinnelon, New Jersey 07405.

WITNESSETH:

WHEREAS, CGI maintains both a commercial clinical cytogenetics and molecular laboratory (the “Laboratory” or “Lab”), presently located at 201 Route 17 North, Rutherford, New Jersey 07070; and

WHEREAS, CGI’s Lab is licensed by the States of New Jersey and New York, respectively, and accredited by both the College of American Pathologists (“CAP”), and pursuant to the Clinical Laboratory Improvement Amendments of 1988 (“CLIA”), as administered by the State of New Jersey; and

WHEREAS, the Company commercially runs anatomical pathology, flow cytometry, cytogenetic and molecular assays in its Lab, for and on behalf of clinicians, doctors, reference laboratories, and the like; and

WHEREAS, Dr. Wang is a licensed pathologist by the State of New Jersey and board certified in hemotology; and

WHEREAS, Dr. Wang is a member of CAP, and conversant with CLIA and CAP regulations; and

WHEREAS, the Company requires a licensed Medical Director (“Medical Director”) to oversee its Lab and is desirous of retaining Dr. Wang to both supervise and monitor the Lab and assist with the Company’s accreditation by CAP, CLIA, and the states of New Jersey and New York, and to maximize the commercial viability of the Lab; and

NOW, THERFORE, the Parties hereto agree as follows:

1. DUTIES: In return for the compensation stated herein, below, Dr. Wang shall be retained as Medical Director and perform, and be responsible for, the following duties:

a)	Where required by the Company, and necessary for the maximum utilization of applicable CPT and ICD-9 codes, sign out all cases (“Reports”) within twenty-four (24) hours of completion and presentation to Dr. Wang, where deemed necessary to either have such Reports signed by a licensed medical doctor or for maximum reimbursement;

b)	If the Company’s case volume increases to a point where it exceeds the agreed upon hours stated below, the Medical Director will insure that appropriate coverage is afforded the Company, and in place.

i.	Should the foregoing occur, the parties shall re-visit the issue of remuneration to arrive at reasonable compensation for the additional responsibilities hereunder.

c)	All sign outs done at CGI by Medical Director shall be done in CGI’s name, and on its behalf, whether a professional or technical component;

d)	Oversee, and supervise the Company’s Lab in ensuring that the Lab is and remains CLIA, New York State, and CAP compliant;

e)	Oversee, and supervise the Company’s laboratory directors assisting the Company to maintain standard operating procedure (“SOP”) manuals for both CAP and CLIA, and the States of New York and New Jersey, and if required by Maryland, Florida and California;

f)	Be available for conferences, meetings, and consultations on a reasonable, but “as needed” basis and physically available for any inspections by CLIA, New York State, CAP, etc.;

g)	Medical Director, or her designee shall be required to spend fifteen (15) hours weekly, and to “sign-off” timely on all Reports either remotely, through use of a Company computer, and/or pathology website, or while physically on premises;

h)	Conduct two (2), twice-yearly Lab meetings to review SOP’s and Lab procedures with the Lab staff.

It is expected that Medical Director, or her designee, will not be required to expend more than fifteen (15) hours, total, each week in the performance of the required duties hereunder.

2.	TERM: The term of this Agreement (“Term”) shall be for one (1) year from the Effective Date, and shall renew automatically, unless terminated by either party, in writing, within ninety (90) days of the end of the Term.

a)

The Medical Director recognizes that the Company may be irreparably harmed, causing damage which would be difficult if not impossible to ascertain, and likely incapable of being remedied by money, should Medical Director resign his position before the end of the term without providing the Company the ninety (90) day notice required herein, and deemed necessary by the Company to reasonably arrange for a replacement. Therefore, Medical Director agrees that, in addition to other appropriate relief, and without limiting any other remedy available to the Company, the Company shall be entitled to injunctive relief, without the posting of a bond, to maintain the “status quo” until such time as the

Company reasonably can replace the Medical Director, should the Medical Director fail to provide the requisite notice.

b)	The ninety (90) day requirement shall not be deemed applicable, if it is ultimately determined that the Company was in breach of a material term of this Agreement, and had not cured that breach within (20) days of being notified, in writing, by Medical Director, as to said alleged breach.

3.	COMPENSATION: In return for the duties to be performed hereunder, the Company shall pay the Medical Director, Two Hundred Twenty-Five Thousand ($225,000) Dollars, per annum, payable monthly in increments of Eighteen Thousand, Seven Hundred and Fifty ($18,750.00) Dollars within fifteen (15) days of the close of the preceding month.

a)	Twice yearly, the parties shall meet to discuss, and adjust if necessary, the compensation hereunder, dependent upon the volume of work, and the necessary time to be devoted to overseeing and directing the Labs.

b)	Provided that this Agreement is extended past its initial Term, the Medical Director shall be eligible to receive options (“Options”), as recommended by the Company’s President and Chief Executive Officer (“CEO”), and as approved by the Company’s Board of Directors, pursuant to the Company’s Stock Option Plan (“SOP”), as revised by year-end, 2009, and its bylaws.

c)	Medical Director shall be entitled to a bonus in the discretion of the Board of Directors, commensurate with the Company’s standard policies.

4.	APPLICABLE LAW: This Agreement shall be governed, construed, and enforced by the laws of the State of New Jersey, and the parties agree to submit to any court of competent jurisdiction in the State of New Jersey.

5.	NOTICES: All notices required or permitted by this Agreement shall be in writing and shall be delivered by U.S. certified mail, return receipt requested, with postage prepaid, or by commercial messenger service with proof of delivery. Notices to the Company shall be delivered to its principal office or by personal delivery to both its Managers. Notice to the Medical Director shall be delivered to the Medical Director at his residence or principal place of employment.

Any notices required hereunder shall be sent as follows:

To Company: Louis J. Maione Cancer Genetics, Inc. 201 Route 17 North Rutherford, New Jersey 07070	To Medical Director: Lan Wang, M.D. 14 Beechwood Lane Kinnelon, New Jersey 07405

6.	ENTIRE AGREEMENT: This document embodies the entire Agreement between the Company and the Medical Director as to the relationship of the parties, and supersedes all prior or contemporaneous written or oral discussions, understandings, representations, or negotiations as to subject matter and, except as otherwise expressly provided herein, this Agreement shall not be affected by reference to any other document.

7.	ENFORCEABILITY: The Medical Director hereby agrees that if any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, such provision shall be severed and the balance of this Agreement shall remain valid and enforceable and, further, that should any Court hold that the scope of business restricted or the time or geographical limitations of the covenants and agreements contained herein are too broad to be enforced, such court shall not disregard those provisions, but shall enforce such provisions as to such scope, time, and geographical area as the Court deems equitable.

8.	HEIRS AND ASSIGNS: This Agreement shall be binding upon inure to the benefit of the parties hereto, their successor and assigns. This Agreement may not be assigned by the Medical Director without the written consent of the Company. The Company may assign any part or all of this Agreement in its sole discretion.

9.	NECESSARY ACTS: The parties shall execute such other documents and take such acts, as may be necessary and desirable for the implementation and consummation of this Agreement.

10.	WAIVER, MODIFICATIONS, AND AMENDMENTS: The terms, provisions, and conditions of this Agreement may not be altered, modified, changed or otherwise amended unless by a written instrument signed by Medical Director and by the Company. Any waiver of breach or change as to any provision, covenants or warranty contained in this Agreement much be in writing and signed by the Medical Director and by the Company, and shall not alter the obligations of the parties as to any other provision, covenant or warranty contained herein.

11.	COUNTERPARTS: This Agreement may be signed in any number of counterparts with the same effect as if the signature of each such counterpart were upon the same instrument.

Dated:	Medical Director

Oct. 7, 2009	/s/ Lan Wang, M.D.

Dated:	Cancer Genetics, Inc.

October 2, 2009	By:	/s/ Louis J. Maione
Louis J. Maione